UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23731	87-0515089
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor
Park City, Utah		84060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (435) 655-6106

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 13, 2007, Leslie M. Brown, Jr., Senior Vice President, Finance and Chief Financial Officer, gave notice of his intention to resign from Nutraceutical effective April 27, 2007.  Mr. Brown will remain an employee of Nutraceutical through his resignation date to assist with transition matters.

(c)           On April 13, 2007, Nutraceutical announced the appointment of Cory J. McQueen as Vice President and Chief Financial Officer.  Mr. McQueen has been with Nutraceutical since March 1995 and has served as Vice President and Controller since October 1997.

Also on April 13, 2007, Nutraceutical announced the appointment of Andrew W. Seelos, age 39, to the position of Assistant Vice President and Controller.  Mr. Seelos has been with Nutraceutical since March 1997 and previously served as Assistant Controller.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

99.1                           Press release issued by Nutraceutical dated April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Registrant)

Date: April 16, 2007	By:	/S/ FRANK W. GAY II
Frank W. Gay II
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Nutraceutical dated April 13, 2007.